Exhibit 20.3
Page 1 of 3
                     Navistar Financial 1994 - C Owner Trust
                             For the Month of August
                     Distribution Date of September 22, 1997
                            Servicer Certificate #33

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $73,190,495.38
Beginning Pool Factor                                           0.2323287

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $5,394,799.89
     Interest Collected                                       $594,813.42

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $60,762.65
Total Additional Deposits                                      $60,762.65

Repos / Chargeoffs                                            $121,813.12
Aggregate Number of Notes Charged Off                                  37

Total Available Funds                                       $5,923,860.79

Ending Pool Balance                                        $67,800,397.54
Ending Pool Factor                                              0.2152189

Servicing Fee                                                  $60,992.08

Repayment of Servicer Advances                                $126,515.17

Reserve Account:
     Beginning Balance  (see Memo Item)                     $6,553,918.29
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $6,615,628.35
     (Release) / Deposit                                      ($29,847.03)
     Ending Balance                                         $6,524,071.26

Current Weighted Average APR:                                       9.501%
Current Weighted Average Remaining Term (months):                   21.37

Delinquencies
                                                          Dollars        Notes
     Installments:              1 - 30 days              $673,828.68      468
                                31 - 60 days             $228,403.13      144
                                60+  days                $119,572.72       39

     Total:                                            $1,021,804.53      491

     Balances:                  60+  days                $659,027.36       39

Memo Item - Reserve Account
     Prior Month                                       $6,538,207.78
+    Invest. Income                                       $29,847.03
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Account            ($14,136.52)
     Beginning Balance                                 $6,553,918.29

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  August

                                                                                      NOTES
                                                                 (Money Market)
                                                      TOTAL         CLASS A - 1          CLASS A - 2       CERTIFICATES
                                               $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%              3.50%
     Coupon                                                                  7.65%              8.00%              8.30%

Beginning Pool Balance                          $73,190,495.38
Ending Pool Balance                             $67,800,397.54

Collected Principal                              $5,268,284.72
Collected Interest                                 $594,813.42
Charge - Offs                                      $121,813.12
Liquidation Proceeds / Recoveries                   $60,762.65
Servicing                                           $60,992.08
Cash Transfer from Reserve Account                  $14,136.52
Total Collections Avail for Debt Service         $5,877,005.23

Beginning Balance                               $72,877,472.21               $0.00     $68,647,180.33      $4,230,291.88

Interest Due                                       $486,907.39               $0.00        $457,647.87         $29,259.52
Interest Paid                                      $486,907.39               $0.00        $457,647.87         $29,259.52
Principal Due                                    $5,390,097.84               $0.00      $5,201,444.42        $188,653.42
Principal Paid                                   $5,390,097.84               $0.00      $5,201,444.42        $188,653.42

Ending Balance                                  $67,487,374.37               $0.00     $63,445,735.91      $4,041,638.46
Note / Certificate Pool Factor                                              0.0000             0.6541             0.3664
   (Ending Balance / Original Pool Amount)
Total Distributions                              $5,877,005.23               $0.00      $5,659,092.29        $217,912.94

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                         $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $6,553,918.29
(Release) / Draw                                   ($29,847.03)
Ending Reserve Acct Balance                      $6,524,071.26

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  August

Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                 4                 3                2                 1
                                         Apr-97            May-97             Jun-97           Jul-97            Aug-97

Beginning Pool Balance              $93,995,026.90     $89,162,155.05    $84,372,089.82    $77,953,304.94    $73,190,495.38

A)   Loss Trigger:
Principal of Contracts
   Charged Off                          $20,875.63            $980.80       $107,029.39       $164,471.73       $121,813.12
Recoveries                             $296,437.96        $113,137.61       $138,233.94         $5,720.25        $60,762.65

Total Charged Off (Months 5, 4, 3)                        $128,885.82
Total Recoveries (Months 3, 2, 1)                         $204,716.84
Net Loss / (Recoveries) for 3 Mos                         ($75,831.02)(a)

Total Balance (Months 5, 4, 3)                        $267,529,271.77 (b)

Loss Ratio Annualized  [(a/b) * (12)]                        -0.3401%

Trigger:  Is Ratio > 1.5%                                         No
                                                                              Jun-97            Jul-97            Aug-97

B)   Delinquency Trigger:                                                   $858,221.30       $907,344.23       $659,027.36
     Balance delinquency 60+ days                                              1.01719%          1.16396%          0.90043%
     As % of Beginning Pool Balance                                            1.08067%          1.16630%          1.02719%
     Three Month Average

Trigger:  Is Average > 2.0%                                       No


C)   Noteholders Percent Trigger:                             2.0709%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer